UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2004

TECHNOLOGY RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Florida	0-13763	59-2095002
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

5250-140th Avenue North, Clearwater, Florida	33760
(Address of principal executive officers)	(Zip Code)

Registrant's telephone number, including area code: (727) 535-0572

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2004, Technology Research Corporation ("TRC") renewed its line of credit with SouthTrust Bank extending the maturity date from December 14, 2005 to December 14, 2006 and increasing the principal amount of the revolving line of credit  facility made available to the Company under the loan from not more than $3,000,000 outstanding to not more than $6,000,000 outstanding at any time.  The Company has the option of borrowing at the prime rate of interest, as defined by the lender, minus 100 basis point or the 30-day London Interbank Offering Rate ("L.I.B.O.R.") plus 160 basis points.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As of December 20, 2004, the Company has drawn $2,000,000 on its Line of Credit leaving $4,000,000 available for future advances.

Item 9.01 Financial Statements and Exhibits.

(c) The following exhibit is filed as part of this report:

Exhibit No. 10.1	Description Second Master Loan Documents Modification Agreement dated December 20, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESEARCH CORPORATION

Date: December 21, 2004	By: /s/ Scott J. Loucks
Name: Scott J. Loucks
Title: VP of Finance CFO

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